                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                PERFUMANIA, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                PERFUMANIA, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         To be held on December 16, 1998



To the Shareholders
of Perfumania, Inc.:

         NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Shareholders of Perfumania, Inc., a Florida corporation (the "Company"), will be held at 10:00 a.m., local time, on Wednesday, December 16, 1998, at The Radisson Mart Plaza Hotel, 711 N.W. 72nd Avenue, Miami, Florida 33126, for the following purposes:

      (1) To elect six members to the Company's Board of Directors to hold office until the 1999 Annual Meeting or until their successors are duly elected and qualified.

      (2) To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

         The Board of Directors has fixed the close of business on November 11, 1998 as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

         Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

                                          By Order of the Board of Directors



                                          /s/ Ilia Lekach
                                          ----------------------------------
                                          Ilia Lekach
                                          Chairman of the Board and
                                          Chief Executive Officer


Miami, Florida
November 16, 1998






THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. THOSE SHAREHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                       1998 ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                                PERFUMANIA, INC.

--------------------------------------------------------------------------------

                                 PROXY STATEMENT
--------------------------------------------------------------------------------

                              DATE, TIME AND PLACE
                                       OF
                                 ANNUAL MEETING

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Perfumania, Inc., a Florida corporation ("Perfumania" or the "Company"), of proxies from the holders of the Company's Common Stock, par value $.01 per share (the "Common Stock"), for use at the 1998 Annual Meeting of Shareholders of the Company to be held on Wednesday, December 16, 1998 at the Radisson Mart Plaza Hotel, 711 N.W. 72nd Avenue, Miami, Florida 33126, or at any adjournment(s) or postponement(s) thereof (the "Annual Meeting"), pursuant to the enclosed Notice of Annual Meeting. The approximate date that this Proxy Statement and the enclosed form of proxy are first being sent to holders of Common Stock is November 16, 1998. Shareholders should review the information provided herein in conjunction with the Company's 1997 Annual Report to Shareholders which accompanies this Proxy Statement but does not form a part hereof. The Company's principal executive offices are located at 11701 N.W. 101st Road, Miami, Florida 33178, and its telephone number is (305) 889-1600.

                          INFORMATION CONCERNING PROXY

         The enclosed proxy is solicited on behalf of the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective unless written notice of the revocation is received by the Company at or prior to the Annual Meeting.

         The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy is to be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone. The Company's employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies, and will reimburse such persons for their expenses in so doing.

                             PURPOSES OF THE MEETING

         At the Annual Meeting, the Company's shareholders will consider and vote upon the following matters:

         (1) The election of six members to the Company's Board of Directors to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified;

         (2) Such other business as may properly come before the Annual Meeting, including any adjournments or postponements thereof.

         Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted in favor of all proposals described in the Notice of Annual Meeting. In the event a shareholder specifies a different choice by means of the enclosed proxy, his shares will be voted in accordance with the specification so made.

                 OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

         The Board of Directors has set the close of business on November 11, 1998 as the record date (the "Record Date") for determining shareholders of the Company entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 6,519,440 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote on all matters to be acted upon at the Annual Meeting and neither the Company's Articles of Incorporation nor Bylaws provides for cumulative voting rights.

         The attendance, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. To be elected, nominees for Director must receive a plurality of the votes cast by holders of shares of Common Stock present or represented at the Annual Meeting. Abstentions are considered as shares present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the shareholders for a vote, but are not counted as votes "for" or "against" any matter. The inspector of elections will treat shares referred to as "broker or nominee non-votes" (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the outcome of any matter as to which the proxies reflect broker or nominee non-votes, shares represented by such proxies will be treated as not present and not entitled to vote on that subject matter and therefore would not be considered by the inspectors when counting votes cast on the matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on others matters). If less than a majority of the outstanding shares of Common Stock are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting from time to time without further notice.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of October 31, 1998, information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each Named Executive Officer, and (iv) all directors and executive officers of the Company as a group.


                                                                       COMMON STOCK BENEFICIALLY OWNED
                                                               -----------------------------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER (1)                       SHARES                                  PERCENT
----------------------------------------                       ------                                  -------
Ilia Lekach                                              1,621,775(2)(3)(4)(5)                           24.9%
Simon Falic                                                943,050(2)(3)(5)                              14.5%
Rachmil Lekach                                             675,125(2)(5)                                 10.4%
Jerome Falic                                               718,730(3)(5)                                 11.0%
Ron A. Friedman                                            396,725(5)                                     6.1%
Marc Finer                                                  60,000(5)                                      *
Leon Falic                                                 695,000(2)(5)                                 10.7%
Robert Pliskin                                              20,000(5)                                      *
Carole A. Taylor                                            18,000(5)                                      *
All directors and executive officers as a group          4,056,680                                       62.2%
(6 persons)



*Less than 1%.

(1) The address of each of the beneficial owners identified is 11701 NW 101st Road, Miami, Florida 33178.
(2) Ilia Lekach, Simon Falic, Rachmil Lekach and Leon Falic jointly own with their spouses the shares set forth opposite their respective names.
(3) Ilia Lekach has granted options to purchase 224,550 shares and 337,230 shares of Common Stock to Simon Falic and Jerome Falic, respectively, exercisable through December 31, 1999 at an exercise price of $1.13 per share. The share ownership set forth in the table above for Simon Falic and Jerome Falic included the shares of Common Stock subject to such options. If such options were exercised, Ilia Lekach would own 1,059,995 shares of Common Stock.
(4) Includes 12,300 shares of Common Stock owned by Pacific Investment Group, a corporation wholly owned by Mr. Lekach.
(5) Includes shares of Common Stock issuable upon the exercise of stock options in the following amounts: Ilia Lekach (375,000); Rachmil Lekach (150,000); Simon Falic (100,000); Jerome Falic (100,000); Ron A. Friedman (375,000); Robert Pliskin (20,000); Marc Finer (60,000); Leon Falic (195,000); and Carole A. Taylor (18,000).
(6) Includes shares of Common Stock issuable upon exercise of stock options in the following amounts: Ilia Lekach (375,000); Simon Falic (100,000); Jerome Falic (100,000); Robert Pliskin (20,000); Marc Finer (60,000); and Carole A. Taylor (18,000).

                        ELECTION OF DIRECTORS; MANAGEMENT

INFORMATION CONCERNING THE NOMINEES

         The Company's Articles of Incorporation provide that the number of directors constituting the Company's Board of Directors shall be determined by the Company's Bylaws. The Company's Bylaws provide that the number of directors shall be fixed from time to time by the Board of Directors. The Board of Directors has fixed at six the number of directors that will constitute the Board for the ensuing year. Each director elected at the Annual Meeting will serve for a term expiring at the 1999 Annual Meeting of Shareholders or until his successor has been duly elected and qualified.

         Ilia Lekach, Simon Falic, Jerome Falic, Marc Finer, Robert Pliskin and Carole Ann Taylor, each of whom is an incumbent director, have been nominated for election as directors at the Annual Meeting, and the enclosed proxies will be voted for such persons absent contrary instructions. The Board of Directors has no reason to believe that any nominee will refuse to act or be unable to accept election; however, in the event that a nominee for a directorship is unable to accept election or if any other unforeseen contingencies should arise, it is intended that proxies will be voted for the remaining nominees, if any, and for such other person as may be designated by the Board of Directors.

EXECUTIVE OFFICERS AND DIRECTORS

         The executive officers and directors of the Company are as follows:

NAME                       AGE              POSITION
----                       ---              --------

Ilia Lekach                50               Chairman of the Board and Chief Executive Officer

Jerome Falic               34               President and Vice Chairman of the Board

Simon Falic                38               Chief Financial Officer, Chief Operating Officer,
                                            Treasurer, Secretary and Director

Marc Finer                 37               President of the Retail Division and Director

Claire Fair                39               Vice President of Human Resources

Robert Pliskin             75               Director

Carole Ann Taylor          53               Director




         ILIA LEKACH is a co-founder of the Company and was the Company's Chief Executive Officer and Chairman of the Board since its incorporation in 1988 until his resignation in April 1994. Mr. Lekach was re-appointed the Company's Chief Executive Officer and Chairman of the Board on October 28, 1998. Mr. Lekach is also Chairman of the Board and Chief Executive Officer of Parlux Fragrances, Inc. ("Parlux"), a publicly traded manufacturer of fragrance and related products. See "Certain Relationships and Related Transactions."

         JEROME FALIC was appointed President on October 28, 1998. Mr. Falic has been a Vice President of the Company since the Company's inception and a Director of the Company since August 1994. Mr. Falic was appointed the Company's Vice Chairman of the Board in September 1994. His principal responsibilities include purchases of all of the Company's inventory needs and sales for the Company's wholesale division. Mr. Falic is the brother of Simon Falic, the Company's Chief Financial Officer, Chief Operating Officer, Treasurer and Secretary.

         SIMON FALIC is a co-founder of the Company and has been a Director of the Company since its inception in February 1988. Mr. Falic was the Company's Chief Executive Officer and Chairman of the Board from May 2, 1994 to October 28, 1998, and was also President of the Company from February 1988 to April 1997. Mr. Falic was appointed the Company's Chief Financial Officer, Chief Operating Officer, Treasurer and Secretary on October 28, 1998. Mr. Falic is a member of the Company's Stock Option Committee.

         MARC FINER has been the President of the Company's Retail Division since March 1994 and a Director since August 1994. Mr. Finer was the President of Parfums Expresso, Inc. and Parfums D'Arte, wholesale distributors of fragrances in Puerto Rico, from their inception in August 1986 until March 1994.

         CLAIRE FAIR was appointed Vice President of Human Resources in August 1996. From November 1993 to August 1996, she served as the Company's Director of Human Resources. Previously, Ms. Fair was the Director of Employee Relations with Sterling, Inc.

         ROBERT PLISKIN was appointed a Director of the Company in October 1991. Mr. Pliskin served as President of Longines Wittnauer Watch Company from 1971 to 1980 when he became President of the Seiko Time Corporation, a position he held until 1987. In 1987 Mr. Pliskin became the President of Hattori Corporation of America, a distributor of watches and clocks, until his retirement in 1990. Mr. Pliskin is a member of the Company's Audit Committee and Compensation Committee.

         CAROLE ANN TAYLOR was appointed a Director of the Company in June 1993. From 1987 to present, Ms. Taylor has been the owner and president of the Bayside Company Store, a retail souvenir and logo store at Bayside Marketplace in Miami, Florida. During this time she has also been a partner of the Jardin Bresilien Restaurant also located at the Bayside Marketplace. Currently, Ms. Taylor is also the president of C.A. Taylor Enterprises, a public affairs and marketing consulting firm. Ms. Taylor serves as director of the Miami-Dade Chamber of Commerce, the Greater Miami Convention & Visitors Bureau and the Miami Film Festival. Ms. Taylor is a member of the Company's Audit, Compensation and Stock Option Committees.

         The Company's officers are elected annually by the Board of Directors and serve at the discretion of the Board. The Company's directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During the fiscal year ended January 31, 1998 ("fiscal year 1997") the Company's Board of Directors took certain actions by unanimous written consent and held two meetings. During fiscal year 1997, no director attended fewer than 75 percent of the aggregate and (i) the number of meetings of the Board of Directors held during the period he served on the Board, and (ii) the number of meetings of committees of the Board of Directors held during the period he served on such committee.

         The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Stock Option Committee. The Board does not have a Nominating Committee.

         Ms. Taylor and Mr. Pliskin are members of the Audit Committee, which held one meeting during fiscal year 1997. The duties and responsibilities of the Audit Committee include (a) recommending to the full Board the appointment of the Company's auditors and any termination of engagement, (b) reviewing the plan and scope of audits, (c) reviewing the Company's significant accounting policies and internal controls, (d) having general responsibility for all related auditing matters, and (e) reporting its recommendations and findings to the full Board of Directors.

         Ms. Taylor and Mr. Simon Falic are members of the Board's Stock Option Committee, which held one meeting during fiscal year 1997. The Stock Option Committee administers the Company's 1991 Stock Option and Directors Stock Option Plans, and grants stock options to employees and directors.

          Ms. Taylor and Mr. Pliskin are members of the Board's Compensation Committee which held one meeting during fiscal year 1997. The Compensation Committee administers the Company's executive compensation program.

COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth compensation awarded to, earned by or paid to the Company's Chief Executive Officer and the Company's four most highly compensated executive officers other than the Chief Executive Officer whose compensation exceeded $100,000 in fiscal 1997, for services rendered to the Company during fiscal year 1997, 1996 and 1995. The Chief Executive Officer and such other executive officers are sometimes hereafter collectively referred to as the "Named Executive Officers".

                           SUMMARY COMPENSATION TABLE

                                              ANNUAL COMPENSATION
                                    -------------------------------------------------------
                                                                            OTHER
NAME AND                            FISCAL                                  ANNUAL
PRINCIPAL POSITION                   YEAR      SALARY($)      BONUS($)   COMPENSATION($)(1)
---------------------------------------------------------------------------------------------
Simon Falic (2)                      1997      $304,813      $      0      $      0
 Chairman of the Board and           1996      $287,163      $ 75,000      $      0
 Chief Executive Officer             1995      $283,120      $ 55,000      $      0


Ron A. Friedman (2)                  1997      $246,700      $      0      $      0
 President, Chief Financial          1996      $236,250      $ 61,000      $      0
 Officer, Chief Operating            1995      $232,261      $ 45,000      $      0
 Officer, Treasurer and
 Secretary

Jerome Falic (2)                     1997      $246,700      $      0      $      0
 Vice President and                  1996      $236,250      $ 61,000      $      0
 Vice Chairman of the                1995      $232,261      $ 45,000      $      0
 Board

Jose Retelny (3)                     1997      $226,383      $      0      $      0
  Chief Information Officer          1996      $183,383      $      0      $      0
                                     1995      $162,742      $      0      $      0

Marc Finer                           1997      $183,912      $      0      $      0
  President, Retail                  1996      $169,962      $ 22,500      $      0
  Division                           1995      $147,646      $      0      $      0





                                             LONG-TERM COMPENSATION
                                    --------------------------------------
                                               AWARDS            PAYOUTS
                                    --------------------------- ----------
                                    RESTRICTED
NAME AND                              STOCK                        LTIP       ALL OTHER
PRINCIPAL POSITION                    AWARDS       OPTIONS(#)   PAYOUTS($)  COMPENSATION($)
------------------------------------------------------------------------------------------
Simon Falic (2)                     $      0             0      $      0      $      0
 Chairman of the Board and          $      0             0      $      0      $      0
 Chief Executive Officer            $      0             0      $      0      $      0


Ron A. Friedman (2)                 $      0             0      $      0      $      0
 President, Chief Financial         $      0       100,000      $      0      $      0
 Officer, Chief Operating           $      0             0      $      0      $      0
 Officer, Treasurer and
 Secretary

Jerome Falic (2)                    $      0             0      $      0      $      0
 Vice President and                 $      0             0      $      0      $      0
 Vice Chairman of the               $      0             0      $      0      $      0
 Board

Jose Retelny (3)                    $      0             0      $      0      $      0
  Chief Information Officer         $      0             0      $      0      $      0
                                    $      0             0      $      0      $      0

Marc Finer                          $      0        50,000      $      0      $      0
  President, Retail                 $      0             0      $      0      $      0
  Division                          $      0             0      $      0      $      0


(1) The column for "Other Annual Compensation" does not include any amounts for executive perquisites and any other personal benefits, such as the cost of automobiles, life insurance and disability insurance because the aggregate dollar amount per executive is less than 10% of his annual salary and bonus.

(2) Mr. Friedman resigned on October 28, 1998. Mr. Simon Falic was appointed Chief Financial Officer, Chief Operating Officer, Treasurer and Secretary. Mr. Jerome Falic was appointed President.

(3)  Mr. Retelny's employment was terminated in November 1997.

                      OPTION GRANTS DURING FISCAL YEAR 1997

The following table sets forth certain information concerning grants of stock options made during fiscal year 1997 to the Named Officer.

                                                 INDIVIDUAL OPTION GRANTS IN FISCAL YEAR 1997
                       --------------------------------------------------------------------------------------------------
                                                                                                  POTENTIAL REALIZABLE
                                         % OF TOTAL                                                 VALUE AT ASSUMED
                                           OPTIONS                                                  ANNUAL RATES OF
                                          GRANTED TO                                            STOCK PRICE APPRECIATION
                         NUMBER OF        EMPLOYEES         EXERCISE                               FOR OPTION TERM
                          OPTIONS         IN FISCAL        PRICE PER        EXPIRATION      ------------------------------
      NAME              GRANTED (1)          1997            SHARE             DATE               5%              10%
      -----            --------------    -------------    -------------    -------------    -------------   --------------
   Marc Finer             50,000            15.0%            $3.38             2007            $106,000        $269,000





(1) Each option is a non-qualified stock option granted pursuant to the Company's 1991 Stock Option Plan, has an exercise price equal to the market price of a share of Common Stock on the date of grant, and vested on the date of grant.

       AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                                  OPTION VALUES

         The following table sets forth certain information concerning option exercises in fiscal year 1997 and the number of unexercised stock options held by the Named Executive Officers as of January 31, 1998.


                                                                                                 VALUE OF
                                                                       NUMBER OF               UNEXERCISED
                              NUMBER OF                               UNEXERCISED              IN-THE-MONEY
                               SHARES                              OPTIONS AT FISCAL        OPTIONS AT FISCAL
                              ACQUIRED                                YEAR-END(#)              YEAR-END($)
                                 ON                 VALUE             EXERCISABLE/             EXERCISABLE/
NAME                          EXERCISE            REALIZED           UNEXERCISABLE            UNEXERCISABLE
---------------------      ----------------     --------------    ---------------------     -------------------
Simon Falic                       -                   -                100,000/0                $12,500/N/A
Ron A. Friedman                   -                   -                375,000/0                $22,750/N/A
Jerome Falic                      -                   -                100,000/0                $12,500/N/A
Marc Finer                        -                   -                 60,000/0                $     0/N/A




LONG-TERM INCENTIVE AND PENSION PLANS

         The Company does not have any long-term incentive or pension plans.

DIRECTOR COMPENSATION

         The Company pays each nonemployee director a $6,500 annual retainer and reimburses such persons for their expenses in connection with their activities as directors of the Company. In addition, nonemployee directors are eligible to receive stock options under the Directors Stock Option Plan.

         The Directors Stock Option Plan currently provides for an automatic grant of an option to purchase 2,000 shares of Common Stock upon a person's election as a director of the Company and an automatic grant of options to purchase 4,000 shares of Common Stock upon such persons re-election as a director of the Company, in both instances at an exercise price equal to the fair market value of the Common Stock on the date of grant.

EMPLOYMENT AGREEMENT

         Effective August 1996, the Company entered into a 3-year employment agreement with Marc Finer, pursuant to which he will receive an annual salary of $175,000, subject to cost-of-living increases, or 5% if higher. The employment agreement provides that Mr. Finer will continue to receive his salary until the expiration of the term of the employment agreement if his employment is terminated by the Company for any reason other than death, disability or cause (as defined in the employment agreement). The agreement contains a performance bonus plan which provides for additional compensation and grant of stock options, if the Company meets certain net income levels. The employment agreement also prohibits the employee from directly or indirectly competing with the Company during the term of his employment and for one year after termination of employment except in the case of the Company's termination of employment without cause. None of the Named Executive Officers are currently covered by an employment agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Simon Falic, the Company's Chairman of the Board and Chief Executive Officer, is a member of the Company's Stock Option Committee. Mr. Falic does not participate in deliberations, if any, concerning stock option grants for his benefit.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. Each member of the Compensation Committee is an independent outside director. The Company's executive compensation program is structured to achieve the Company's goals as they relate to maximizing corporate performance and stockholder return. The Compensation Committee seeks to attract, motivate and retain executive talent necessary to improve the Company's performance and therefore increase shareholder returns. In general, executive compensation is made up of annual salaries, performance bonuses and option grants; the Company's bonuses and option grants are intended to help align executive and stockholder interests. Salary ranges for the CEO and other executives have been based on the underlying responsibilities of the respective position. These salary ranges are reviewed annually and are compared periodically to the salary ranges of other specialty retailers of similar size and characteristics as selected by the Compensation Committee. The Company's performance is assessed with respect to such consideration as sales growth, including comparable sales growth, new store openings and the sales performance of new stores against plan; gross profit and margin; net income and earnings per share growth; and return on shareholders' equity.

         Marc Finer has entered into a three-year employment agreement with the Company on terms and conditions approved by the Compensation Committee. See "Employment Agreement" above. Based on the Company's performance during fiscal year 1997, Mr. Finer did not receive a bonus pursuant to the terms of his employment agreement. In determining base salaries for other executives of the Company, the Compensation Committee defines key executive positions in terms of scope, responsibilities, job complexity, knowledge and experience required. Salary ranges are determined using comparable companies and based on prior year performance. Individual salary increases are based in part on an individual's contribution to Company performance.

         The Company's Stock Option Committee reviews and approves the grant of options pursuant to the Company's 1991 Stock Option Plan. The Stock Option Committee currently is made up of Mr. Simon Falic and Ms. Taylor. Pursuant to the Company's executive compensation policies, stock options are considered as part of an executive's overall compensation. An executive's compensation pursuant to a stock option grant generally increases only to the extent the value of Common Stock underlying the stock options increases, therefore aligning the interest of the executive officers with its stockholders by tying long-term compensation with growth of Company and appreciation of shares. During fiscal year 1997, the Company granted 50,000 stock options to Mr. Finer.

         In addition to base salaries and option grants, the Compensation Committee may elect to award incentive bonuses as part of total compensation to executive officers who have rendered services during the year that substantially exceed those normally required or anticipated. These bonuses are intended to reflect the Compensation Committee's determination to reward any executive who, through extraordinary effort, has substantially benefited the Company and its stockholders during the year. No incentive bonuses were awarded during fiscal year 1997.

         The Compensation Committee believes that the Company's compensation programs are competitive with those of other specialty retailers of similar size.

                                                      Robert Pliskin
                                                      Carole Ann Taylor

                                PERFORMANCE GRAPH

         Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of companies on the NASDAQ (US Companies) Stock Index and the NASDAQ Retail Trade Stock Index for the five fiscal years ended January 31, 1998. This graph assumes the investment of $100 in the Company's Common Stock, the NASDAQ (US Companies) Stock Index and the NASDAQ Retail Trade Stock Index on January 31, 1993 and assumes dividends are reinvested. Measurement points are on the last trading day of each fiscal year.




                                    [GRAPH]




----------------------------------------------------------------------------------------------------------------------------
                                                         1/30/93     1/29/94     1/28/95      2/3/96      2/1/97     1/31/98
----------------------------------------------------------------------------------------------------------------------------
Perfumania, Inc.                              8.75         100        52.86       37.14        51.43       38.57       32.86
----------------------------------------------------------------------------------------------------------------------------
NASDAQ Stock Market                         224.066        100       115.00      109.71       155.05      203.37      239.99
----------------------------------------------------------------------------------------------------------------------------
NASDAQ Retail Trade Stocks                  232.644        100       107.28       94.58       106.90      131.45      153.39
----------------------------------------------------------------------------------------------------------------------------

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10 percent of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than 10 percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended January 31, 1998, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         RELATIONSHIP WITH PARLUX. Parlux Fragrances, Inc. ("Parlux") is a public company engaged in the manufacture of fragrances. Ilia Lekach, the Company's Chairman of the Board and Chief Executive Officer, and one of the Company's principal shareholders, is the Chairman of the Board of Parlux. During fiscal year 1997, the Company purchased approximately $21.4 million of merchandise from Parlux, representing approximately 26% of the Company's total purchases. The Company believes that its purchases of merchandise from Parlux, were, except for credit terms, on terms no less favorable to the Company than could reasonably be obtained in arm's length transactions with independent third parties.

         RELATIONSHIP WITH L. LURIA & SON, INC. L. Luria & Son, Inc, ("Luria's") is a public company that was a specialty discount retailer selling a broad line of products. Ilia Lekach, the Company's Chairman of the Board and Chief Executive Officer, and one of the Company's principal shareholders, was the Chairman of the Board of Luria's. During fiscal year 1997, the Company sold approximately $2.0 million of merchandise to Luria's, representing approximately 1% of the Company's total sales. The Company believes that its sales of merchandise to Luria's, were, except for credit terms, on terms no less favorable to the Company than could reasonably be obtained in arm's length transactions with independent third parties. During August 1997, Luria's filed for relief under Chapter 11 of the United States Bankruptcy Code. The Company is an unsecured creditor of Luria's and in fiscal year 1997 the Company wrote off receivables from Luria's in the amount of $1.2 million. The Company has been characterized as an insider in the liquidating plan of reorganization filed on April 6, 1998 by Luria's in the United States Bankruptcy Court, Southern District of Florida. In August 1998, the committee of unsecured creditors in Luria's bankruptcy proceedings filed a complaint with the United States Bankruptcy Court, Southern District of Florida, to recover substantial funds from the Company. The complaint alleges that Luria's made preference payments, as defined by the Bankruptcy Court, to the Company and seeks recovery of said preference payments, as well as disallowing any and all claims of the Company against Luria's until full payment of the preference payments have been made. Management cannot presently predict the outcome of these matters, although management believes, upon the advice of legal counsel, that the Company would have meritorious defenses and that the ultimate resolution of these matters should not have a materially adverse effect on the Company's financial position or result of operations.

         RELATED PARTY INDEBTEDNESS. From time to time the Company has borrowed money for working capital purposes from its principal shareholders and executive officers and members of their immediate families. The highest aggregate amounts of the Company's indebtedness to such persons during fiscal year 1997, amount outstanding at January 31, 1998, the maturity date of such indebtedness and the interest rate payable by the Company at January 31, 1998, were as set forth in the following table:



                           HIGHEST AMOUNT          AMOUNT                                        ANNUAL
                           OUTSTANDING             OUTSTANDING AT          MATURITY              INTEREST
                           DURING FISCAL YEAR      JANUARY 31, 1998        DATE                  RATE
                           --------------------    --------------------    ------------------    --------------
Israel Friedman (1)        $786,483                $304,483                Payable on demand     Prime plus 2%



(1) Father of Ron A. Friedman, the Company's Chief Financial Officer, Chief Operating Officer and Secretary.


As of January 31, 1998, Ilia Lekach was indebted to the Company pursuant to an unsecured note, in the amount of $457,243 issued in connection with his purchase of a condominium from the Company in October 1991. The note accrues interest at the rate of 9.5% and matures on December 31, 2000.


                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         The firm of PricewaterhouseCoopers LLP, independent public accountants, served as the Company's independent public accountants for the fiscal year ended January 31, 1998. The Board of Directors, on the recommendation of the Company's Audit Committee, has selected PricewaterhouseCoopers LLP as the Company's independent public accountants for the 1998 fiscal year. One or more representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from shareholders.

                                 OTHER BUSINESS

         The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

                  INFORMATION CONCERNING SHAREHOLDER PROPOSALS

         Pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission, a shareholder intending to present a proposal to be presented at the 1999 Annual Meeting to Shareholders must deliver a proposal in writing to the Company's principal executive offices on or before July 16, 1999.

                                           By Order of the Board of Directors



                                           /s/ Ilia Lekach
                                           ----------------------------------
                                           Ilia Lekach
                                           Chairman of the Board and
                                           Chief Executive Officer


Miami, Florida
November 16, 1998

                                                                      APPENDIX A

                                PERFUMANIA, INC.
                 PROXY FOR 1998 ANNUAL MEETING OF SHAREHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned holder of shares of Common Stock of PERFUMANIA, INC., a Florida corporation (the "Company"), hereby appoints Ilia Lekach and Jerome Falic, and each or either of them, the proxy or proxies of the undersigned, with full power of substitution to such proxy and substitute, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the 1998 Annual Meeting of Shareholders of the Company to be held at The Radisson Mart Plaza Hotel, 711 N.W. 72nd Avenue, Miami, Florida 33126 at 10:00 A.M., local time, on December 16, 1998, and at any and all adjournments thereof with authority to vote said Common Stock on the matters set forth below:
    The shares of Common Stock represented by this Proxy will be voted in the manner directed herein by the undersigned shareholder, who shall be entitled to one vote for each share of Common Stock held. If no direction is made, this Proxy will be voted for each item listed below.
    The Board of Directors recommend a vote FOR each proposal.

(1) ELECTION OF DIRECTORS

     [ ] FOR all nominees listed below (except as marked to the contrary below).

         Ilia Lekach             Jerome Falic            Robert Pliskin
         Simon Falic             Marc Finer              Carole Ann Taylor

     [ ] WITHHOLD AUTHORITY to vote for all nominees listed above.
     INSTRUCTION: To withhold authority for an individual nominee, strike a line through the nominee's name above

(2) In their discretion, the proxies are authorized to vote upon such other business as may be properly brought before the meeting and each adjournment thereof.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE MATTERS MENTIONED.

                                                  Dated:                  , 1998
--------------------------------------------------------------------------------

                                                  ------------------------------
                                                           (Signature)

                                                  ------------------------------
                                                           (Signature)

                                                  PLEASE SIGN YOUR NAME EXACTLY
                                                  AS IT APPEARS ON THE LEFT.
                                                  EXECUTORS, ADMINISTRATORS,
                                                  TRUSTEES, GUARDIANS, ATTORNEYS
                                                  AND AGENTS SHOULD GIVE THEIR
                                                  FULL TITLES AND SUBMIT
                                                  EVIDENCE OF APPOINTMENT UNLESS
                                                  PREVIOUSLY FURNISHED TO THE
                                                  COMPANY OR ITS TRANSFER AGENT.
                                                  ALL JOINT OWNERS SHOULD SIGN.

        PLEASE MARK, DATE, SIGN AND RETURN USING THE ENCLOSED ENVELOPE.
                   YOUR PROMPT ATTENTION WILL BE APPRECIATED.